SCHEDULE A

To the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Life Advisers, LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

Fees payable to the Manager pursuant to Section 4 of the Investment Management Agreement shall be calculated at the following annual rates:

FUND                                                                  RATE
AZL AIM Basic Value Fund.......................................      0.75%
AZL AIM International Equity Fund..............................      0.90%
AZL Columbia Technology Fund...................................        (1)
AZL Davis NY Venture Fund......................................      0.75%
AZL Dreyfus Founders Equity Growth Fund........................        (1)
AZL Dreyfus Premier Small Cap Value Fund.......................      0.90%
AZL First Trust Target Double Play Fund........................      0.60%
AZL Franklin Small Cap Value Fund..............................      0.75%
AZL Jennison 20/20 Focus Fund..................................      0.80%
AZL Jennison Growth Fund.......................................      0.80%
AZL LMP Large Cap Growth Fund..................................      0.80%
AZL LMP Small Cap Growth Fund..................................      0.85%
AZL Legg Mason Growth Fund.....................................      0.85%
AZL Legg Mason Value Fund......................................      0.75%
AZL Money Market Fund..........................................      0.35%
AZL Neuberger Berman Regency Fund..............................      0.75%
AZL OCC Opportunity Fund.......................................      0.85%
AZL OCC Renaissance Fund.......................................      0.75%
AZL OCC Value Fund.............................................      0.75%
AZL Oppenheimer Developing Markets Fund........................      1.25%
AZL Oppenheimer Global Fund....................................      0.90%
AZL Oppenheimer International Growth Fund......................        (2)
AZL Oppenheimer Main Street Fund...............................      0.80%
AZL PIMCO Fundamental IndexPLUS Total Return Fund..............      0.75%
AZL TargetPLUS Equity Fund.....................................      0.60%
AZL Van Kampen Aggressive Growth Fund..........................        (3)
AZL Van Kampen Comstock Fund...................................        (3)
AZL Van Kampen Equity and Income Fund..........................      0.75%
AZL Van Kampen Global Franchise Fund...........................      0.95%
AZL Van Kampen Global Real Estate Fund.........................      0.90%
AZL Van Kampen Growth and Income Fund..........................        (3)
AZL Van Kampen Mid Cap Growth Fund.............................        (3)
AZL Van Kampen Strategic Growth Fund...........................      0.85%

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

                                                                      AVERAGE NET ASSETS IN MILLIONS (M)
(1)                                                         FIRST $10M            NEXT $10M             THEREAFTER
AZL Columbia Technology Fund.........................         1.000%                0.875%                0.750%
AZL Dreyfus Founders Equity Growth Fund..............         1.000%                0.875%                0.750%

                                                                      AVERAGE NET ASSETS IN MILLIONS (M)
(2)                                                      FIRST $50M      NEXT $150M        NEXT $300M      THEREAFTER
AZL Oppenheimer International Growth Fund............      0.875%          0.715%            0.625%           0.600%

                                                                      AVERAGE NET ASSETS IN MILLIONS (M)
(3)                                                     FIRST $100M      NEXT $150M        NEXT $250M      THEREAFTER
AZL Van Kampen Aggressive Growth Fund................      0.900%          0.850%            0.825%          0.800%
AZL Van Kampen Comstock Fund.........................      0.775%          0.750%            0.725%          0.675%
AZL Van Kampen Growth and Income Fund................      0.775%          0.750%            0.725%          0.675%
AZL Van Kampen Mid Cap Growth Fund...................      0.850%          0.800%            0.775%          0.750%





Date: November 29, 2006
                             Allianz Variable Insurance Products Trust


                             By:  /s/ Jeffrey Kletti

                             Name:  Jeffrey Kletti

                             Title:  President



                             Allianz Life Advisers, LLC


                             By:  /s/ Brian Muench

                             Name:  Brian Muench

                             Title:  Vice President

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